UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2022

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this Current Report on Form 8-K under Item 2.02, Item 7.01 and Exhibit 99.1 is furnished and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by Full House Resorts, Inc. under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 2.02   Results of Operations and Financial Condition

On January 19, 2022, Full House Resorts, Inc. (the “Company”) issued a press release announcing its preliminary results for the fourth quarter ended December 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01   Regulation FD Disclosure

On January 19, 2022, the Company issued a press release announcing updates to its American Place temporary casino and Chamonix projects.

Regarding The Temporary by American Place, the Company plans to invest approximately $100 million in its temporary facility, which includes significant upfront gaming license payments and the purchase of slot machines expected to be transferred to the permanent casino. The Company intends to finance The Temporary with new debt and expects to open the facility in mid-2022 with approximately 1,000 slot machines and 50 table games, subject to regulatory approval.

Regarding Chamonix Casino Hotel, which is currently under construction in Cripple Creek, Colorado, the Company announced revisions to the project’s budget. The revised Chamonix budget is $250 million, reflecting completion of sub-contracting of much of its hard-dollar construction budget. The increased construction costs reflect supply chain issues, inflation, and a difficult construction environment. Management believes that there will not be further budget increases. The Company has sufficient cash and resources to complete the project at the higher budget number and is, accordingly, transferring cash to its restricted construction cash account to fund the increased construction costs, in accordance with its debt covenants. The Company continues to expect to open Chamonix in the second quarter of 2023.

Forward-looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) contains statements by the Company and its officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include those regarding our expected results of operations; the expected construction budgets, expected completion dates, and expected amenities for our Chamonix, The Temporary and American Place projects and the ability to obtain debt financing for The Temporary. Such risks include, without limitation, our ability to repay our substantial indebtedness; potential actions by government officials at the federal, state or local level in connection with the COVID-19 pandemic, including, without limitation, additional shutdowns, travel restrictions, social distancing measures or shelter-in-place orders; our ability to effectively manage and control expenses as a result of the pandemic; our ability to complete Chamonix, The Temporary or American Place on-time and on-budget; changes in guest visitation or spending patterns due to COVID-19 or other health or other concerns; a decrease in overall demand as other competing entertainment venues continue to re-open; construction risks, disputes and cost overruns; dependence on existing management; competition; uncertainties over the development and success of our expansion projects; inflation and its potential impacts on labor costs and the prices of food, construction, and other materials; the effects of potential disruptions in the supply chains for goods, such as food, lumber, and other materials; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states we operate or nearby states). Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	99.1	Press Release of the Company dated January 19, 2022*
	104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* This exhibit related to Items 2.02 and 7.01 shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: January 19, 2022	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer